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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 26, 2006

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                   1-11152                   23-1882087
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)



781 Third Avenue, King of Prussia, Pennsylvania                  19406-1409
    (Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.      Other Events.


On October 26, 2006 Samsung Electronics Co., Ltd. (Samsung) filed a request for a new arbitration in the International Chamber of Commerce (ICC) International Court of Arbitration relating to the ongoing patent royalty dispute between Samsung and InterDigital Communications Corporation and its wholly owned subsidiary, InterDigital Technology Corporation (together, InterDigital).

On August 28, 2006 InterDigital was awarded approximately $134 million in past royalties plus interest on Samsung's sale of single mode 2G GSM/TDMA and 2.5G GSM/GPRS/EDGE terminal units through 2005 by the Arbitral Tribunal presiding over the ICC arbitration proceeding between the parties which was initiated by Samsung in November 2003 (the Award). On September 5, 2006, InterDigital filed an action seeking to enforce the Award in the U.S. District Court for the Southern District of New York. On September 13, 2006, Samsung filed an opposition to the enforcement action, including filing a cross-petition to vacate or modify the Award and to stay the Award.

By its latest arbitration request, Samsung seeks to have a new arbitration panel establish new royalty rates for Samsung's 2G/2.5G GSM product sales based on the April 2006 agreement between Nokia Corporation and InterDigital that implemented the June 2005 Arbitration Award rendered against Nokia by the ICC. Samsung further requests that such new rates be applied retroactively to the period 2002 through April 2006 and prospectively for the remainder of 2006.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTERDIGITAL COMMUNICATIONS CORPORATION


                                     By:  /s/ Lawrence F. Shay
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                                          Lawrence F. Shay
                                          General Counsel and Government Affairs



Date: October 31, 2006